Item 77Q(1)(e)

Touchstone Strategic Trust

The following document is included in the Registrant's Post-
Effective Amendment No. 98 filed with the SEC on July 29,
2013, (SEC Accession No. 0001104659-13-057352) and is
incorporated by reference herein:

Amendment to Sub-Advisory Agreement between Touchstone
Advisors, Inc. and Fifth Third Asset Management, Inc., with respect to the Touchstone Flexible Income Fund dated May 31,
2013.